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                                                                 EXHIBIT 10.1A


                                CO-SALE AGREEMENT

         THIS CO-SALE AGREEMENT (this "Agreement") is made this 29th day of June, 1998, by and among MEGO MORTGAGE CORPORATION, a Delaware corporation (the "Company"), and EMANUEL J. FRIEDMAN, FRIEDMAN, BILLINGS, RAMSEY & COMPANY, INCORPORATED, a Virginia corporation (individually, a "Transferor" and collectively, the "Transferors"), CITY NATIONAL BANK OF WEST VIRGINIA, a national banking association, and SOVEREIGN BANCORP, INC., a Pennsylvania corporation (individually, an "Investor" and collectively, the "Investors").


                                    RECITALS

         A. Each Investor has executed a Preferred Stock Purchase Agreement with the Company, dated June 9, 1998, which provides for the purchase of 10,000 shares of Series A Preferred Stock of the Company (the "Preferred Stock") for a purchase price of $1,000 per share, or $10,000,000 in aggregate, and also provides for the purchase of up to 6,666,667 shares of Common Stock of the Company (the "Common Stock") at a purchase price of $1.50 per share;

         B. Emanuel J. Friedman has executed a Common Stock Purchase Agreement with the Company, dated June 9, 1998, which provides for the purchase of 6,666,667 shares of Common Stock at a purchase price of $1.50 per share; and

         C. The Transferors have agreed to grant the Investors the opportunity to participate, upon the terms and conditions set forth in this Agreement, in subsequent sales of the Common Stock made by the Transferors to induce the Investors to make the proposed investment.


                                    AGREEMENT

         NOW, THEREFORE, for and in consideration of the premises, covenants and obligations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE 1
                              SALES BY TRANSFERORS

                  1.1 NOTICE OF PURCHASE OFFERS. Should any of the Transferors propose to accept one or more bona fide offers (collectively, the "Purchase Offer") from any persons (the "Purchase Offeror") to purchase shares of the Company's Common Stock from such Transferor, then the Transferor or Transferors shall promptly notify the Investors of its or their intent to sell such shares and the terms and conditions of such Purchase Offer.



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         1.2      RIGHT TO PARTICIPATE. The Investors shall have the right,
exercisable upon written notice to such selling Transferor or Transferors within 10 business days after receipt of the notice of the Purchase Offer, to participate in the Transferor's sale of Common Stock on the same terms and conditions. To the extent any Investor exercises such right of participation, the number of shares of Common Stock which the Transferor may sell pursuant to the Purchase Offer shall be correspondingly reduced. The right of participation of the Investors shall be subject to the following terms and conditions:

                  (a) Each Investor may sell all or any part of that number of shares of Common Stock equal to the product obtained by multiplying (i) the aggregate number of shares of Common Stock covered by the Purchase Offer by (ii) a fraction, the numerator of which is the number of shares of Common Stock of the Company at the time owned by such Investor and the denominator of which is the combined number of shares of Common Stock of the Company at the time owned by the selling Transferor (including shares transferred to Permitted Transferees, as defined below, in accordance herewith) and the Investors. For purposes of such computation, the Investors shall be deemed to own the number of shares of Common Stock into which all of their Preferred Stock is at the time convertible.

                  (b) An Investor participating in the sale pursuant to a Purchase Offer shall, if requested by the selling Transferor or Transferors, or the Purchase Offeror, enter into a purchase and sale agreement with the Purchase Offeror on the same terms and conditions applicable to the selling Transferor or Transferors or shall deliver to the selling Transferor or Transferors for transfer to the Purchase Offeror one or more certificates, properly endorsed for transfer, which represent:

                           (i)      the number of shares of Common Stock which
the Investor elects and is permitted to sell pursuant to this Section 1.2; or

                           (ii)     the number of shares of Preferred Stock
which is at such time convertible into the number of shares of Common Stock which the Investor elects and is permitted to sell pursuant to this Section 1.2; provided, however, that if the Purchase Offeror objects to the delivery of Preferred Stock in lieu of Common Stock, the Investor shall convert and deliver Common Stock as provided in subparagraph (b)(i) above.

         1.3 CONSUMMATION OF SALE. The sale of shares to be sold by any Investor hereunder shall be consummated as set forth in any applicable Purchase Agreement. If such shares are instead to be delivered to the selling Transferor or Transferors as provided in Section 1.2(b), the certificates representing such shares shall be transferred by the selling Transferor or Transferors to the Purchase Offeror in consummation of the sale of the Common Stock pursuant to the terms and conditions specified in the notice to the Investor pursuant to Section 1.1, and the selling Transferor or Transferors shall promptly thereafter remit to the Investor that portion of the sale proceeds to which the Investor is entitled by reason of its participation in such sale, without setoff or deduction.

         1.4 ONGOING RIGHTS. The exercise or non-exercise of the rights of the Investor hereunder to participate in one or more sales of Common Stock made by a Transferor shall not adversely affect its right to participate in subsequent Common Stock sales by a Transferor pursuant to Section 1.1 hereof.



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         1.5      EXCEPTIONS. The participation rights of the Investors shall not apply to (a) any pledge of Common Stock made by a Transferor pursuant to a bona fide loan transaction which creates a mere security interest, (b) any transfer of Common Stock to the Transferor's descendants or spouse or to a trustee for their benefit, or (c) any bona fide gift of Common Stock; provided that (i) the Transferor shall inform the Investor of such pledge, transfer or gift prior to effecting it and (ii) the pledgee, transferee or donee (collectively, the "Permitted Transferees") shall furnish the Investors with a written agreement to be bound by and comply with all provisions of this Agreement applicable to the Transferors.

                                    ARTICLE 2
                              PROHIBITED TRANSFERS

         2.1 TREATMENT OF PROHIBITED TRANSFERS. If a Transferor sells any Common Stock in contravention of the participation rights of the Investor under this Agreement (a "Prohibited Transfer"), the Investors, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided in Section 2.2 below, and such Transferor shall be bound by the applicable provisions of such put option.

         2.2 PUT OPTION. In the event of a Prohibited Transfer, the Investors shall have the right to sell to the selling Transferor or Transferors a number of shares of Common Stock (either directly or through delivery of Preferred Stock) equal to the number of shares the Investors would have been entitled to transfer to the Purchase Offeror in the Prohibited Transfer pursuant to the terms hereof. Such sale shall be made on the following terms and conditions:

                  (a) The price per share and terms at which the shares are to be sold to the selling Transferor or Transferors shall be equal to the price per share paid and terms agreed to by the purchaser to the selling Transferor or Transferors in the Prohibited Transfer. The selling Transferor or Transferors shall also reimburse the Investors for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Investors' rights under this Article 2.

                  (b) Within 90 days after the later of the dates on which the Investors (i) received notice from a Transferor of the Prohibited Transfer or (ii) otherwise became aware of the Prohibited Transfer, the Investors shall, if exercising the put option created hereby, deliver to the selling Transferor or Transferors the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

                  (c) The selling Transferor or Transferors shall, upon receipt of the certificate or certificates for the shares to be sold by the Investor, pursuant to Section 2.2(b), pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in Section 2.2(a), by certified check or bank draft made payable to the order of the Investors.



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                  (d)      Notwithstanding the foregoing, any attempt to
transfer shares of the Company in violation of Article 1 hereof, shall be void and the Company agrees it will not effect such a transfer nor will it treat any purported transferee as the holder of such shares without the written consent of the Investors.

                                    ARTICLE 3
                              LEGENDED CERTIFICATES

         3.1 LEGEND. Each certificate representing shares of the Common Stock of the Company now or hereafter owned by a Transferor or issued to any Permitted Transferee pursuant to Section 1.5 shall be endorsed with the following legend:

         "The shares of stock represented by this certificate are subject to a Co-Sale Agreement, by and among the registered owner of this certificate, the Company and certain other shareholders of the Company, copies of which are available for inspection at the offices of the Company."

         3.2 LEGEND REMOVAL. The Section 3.1 legend shall be removed upon termination of this Agreement in accordance with the provisions of Section 5.1.

                                    ARTICLE 4
                             RIGHT OF FIRST REFUSAL

         4.1 NOTICE OF BONA FIDE OFFER. If a Transferor shall have obtained a bona fide offer in writing for the purchase, in one or a series of related transactions, shares of Common Stock representing 5% or more of the aggregate number of shares of Common Stock owned by the Transferor, and the Transferor desires to accept such offer, then such Transferor shall give notice to the Investors of such proposed transaction (the "Option Notice"). The Option Notice shall describe the proposed transferee, the number of shares of Common Stock proposed to be transferred (the "Offered Stock"), the price per share, and all other material terms and conditions of the proposed transaction, and also shall be accompanied by a copy of the writing comprising the bona fide offer.


                  (a) 4.2 INVESTORS' OPTION. For a period of 15 consecutive days following their receipt of such Option Notice (the "Option Period"), the Investors shall have the irrevocable option, subject to the condition set forth in Section 4.4 below, to purchase their pro rata share of the Offered Stock for the consideration and on the terms set forth in the Option Notice. For purposes of the preceding sentence, an Investor's "pro rata" share shall mean a percentage determined by dividing the number of shares of Common Stock owned by such Investor by the total number of shares of outstanding Common Stock owned by both Investors (assuming that the Investors own the number of shares of Common Stock into which all of their Preferred Stock is at the time convertible). In the event that the Option Notice specifies that the Selling Transferor will receive non-cash consideration in exchange for the Offered Stock, the Investors shall have the option to purchase the Offered Stock for a cash amount equal to the fair market value of the non-cash consideration specified in the Option Notice, as determined by an independent investment banking firm of national standing selected by the Investors and the selling Transferor.


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         4.3      EXERCISE OF THE OPTION. An Investor choosing to exercise said option shall during the Option Period notify the Selling Transferor in writing of such election and the number of shares it wishes to purchase, up to its pro rata share(the "Exercise Notice"). If one but not both of the Investors exercises the option (or exercises the option in full), the selling Transferor shall so notify the Investor exercising its option to purchase shares (or exercising such option in full) and such Investor shall have an additional option for five consecutive days following its receipt of notice to purchase all of the Offered Stock (or the portion of the other Investor's pro rata share of the Offered Stock for which the option was not exercised) for the consideration and on the terms set forth in the Option Notice and as otherwise provided herein. If both Investors exercise the option for less than their pro rata shares, the Investors shall be deemed not to have exercised their option and the selling Transferor may dispose of the Offered Stock pursuant to Section 4.6.

         4.4 RIGHT TO BE EXERCISED IN WHOLE. Notwithstanding the foregoing, any Selling Transferor shall not be required to sell any of the Offered Stock to the Investors pursuant to the option described in Section 4.2 above unless options have been exercised by the Investors to purchase all of the Offered Stock.

         4.5 CLOSING OF EXERCISE. In the event that the Investors exercise options to purchase, in the aggregate, all of the Offered Stock pursuant to
Section 4.3 above, then a closing shall be held with respect to such purchases within 20 days after the date upon which the last of such options shall have been exercised or on such other date as the Selling Transferor and the Investors exercising such options shall mutually agree. At such closing, the Selling Transferor shall deliver to the purchasing Investors certificates representing the shares of Common Stock being acquired by such Investors, together with fully executed stock powers, endorsed in the name of the transferee, against payment of the purchase price therefor in accordance with the terms contained in the Option Notice. Such shares shall be delivered by the Selling Transferor free and clear of any lien, pledge, security interest or other encumbrance, other than as described in this Agreement.

         4.6 SALE TO THIRD PARTY IF RIGHT NOT EXERCISED. If the Investors have not exercised their options to purchase, in the aggregate, all of the Offered Stock pursuant to Section 4.3 above, the Selling Transferor shall have the right, for a period of 90 days after the expiration of the option period, to sell all (but not less than all) of the Offered Stock not purchased by the Investors in accordance with the terms of the bona fide offer, provided that such transferee agrees in writing to be bound by the terms of this Agreement to the same extent as the Selling Transferor.

         4.7 RIGHT TO PARTICIPATE. In the event that an Investor does not exercise the option provided for in this Article 4 (or is deemed under the last sentence of Section 4.3 not to have exercised such option), such Investor shall nevertheless be entitled to exercise the right of participation provided for in
Article 1 with respect to the proposed sale described in the Option Notice.

                                    ARTICLE 5
                            MISCELLANEOUS PROVISIONS

         5.1 TERMINATION OF CO-SALE RIGHTS. The rights of each Investor under this Agreement and the obligations of a Transferor with respect to such Investor shall terminate at such time as the Investor shall no longer be the owner of any shares of Common Stock or Preferred Stock of the Company.



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         5.2      NOTICES. Any notice required or permitted to be given to a party pursuant to the provisions of this Agreement shall be in writing and shall be effective upon facsimile delivery, personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified as set forth below such party's signature or at such other address as such party may designate by ten (10) days' advance written notice to the other parties hereto.

         5.3 SUCCESSORS AND ASSIGNS. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives.

         5.4 SEVERABILITY. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         5.5 AMENDMENTS. Any amendment or modification of this Agreement shall be effective only if evidenced by a written instrument executed by duly authorized representatives of the parties hereto. Any waiver by a party of its rights hereunder shall be effective only if evidenced by a written instrument executed by a duly authorized representative of such party. In no event shall such waiver of any rights hereunder constitute the waiver of such rights in any future instance unless the waiver so specifies in writing.

         5.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Georgia.

         5.7 OTHER OBLIGATIONS OF COMPANY. The Company agrees to use its best efforts to enforce the terms of this Agreement, to inform the Investors of any breach hereof and to assist the Investors in the exercise of its rights and performance of its obligations under Article 2 hereof.


                            [SIGNATURE PAGE FOLLOWS.]





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         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year indicated above.


THE COMPANY:                    MEGO MORTGAGE CORPORATION


                                By:      /s/ Jeff S.Moore
                                         --------------------------------------
                                         Name:    Jeff S. Moore
                                         Title:   President


THE INVESTORS:                  CITY NATIONAL BANK OF WEST VIRGINIA


                                By:      /s/ Robert A. Henson
                                         --------------------------------------
                                         Name:    Robert A. Henson
                                         Title:   Chief Financial Officer



                                SOVEREIGN BANCORP, INC.


                                By:      /s/ Mark R. McCollom
                                         --------------------------------------
                                         Name:    Mark R. McCollom
                                         Title:   Chief Accounting Officer



THE TRANSFERORS:                EMANUEL J. FRIEDMAN


                                /s/ Emanuel J.Friedman
                                -----------------------------------------------


                                FRIEDMAN, BILLINGS, RAMSEY &
                                COMPANY, INCORPORATED


                                By:      /s/ James R. Kleeblatt
                                         --------------------------------------
                                         Name:    James R. Kleeblatt
                                         Title:   Managing Director



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